Table of Contents

Community Redevelopment, Inc.

20295 NE 29th Place, Suite #200

Aventura, Florida 33180

Telephone: 866-692-6847

Email: info@comredev.com

$9,900.00 Minimum Offering Amount (3,300 Shares of Common Stock)

$24,999,900.00 Maximum Offering Amount (8,333,300 Shares of Common Stock)

The Company is offering a minimum of $9,900.00 and a maximum of $24,999,900.00 of our Common Stock (“Common Stock”) on a “best efforts” basis. The offering will consist of a minimum of 4,000 and a maximum of 8,333,300 of Common Stock at a fixed price of $3.00 per share (“the Offered Shares”) pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). If Community Redevelopment, Inc. (the “Company”) has not received and accepted subscriptions for the minimum number of Offered Shares at the end of the one hundred fiftieth (150th) day following qualification of the offering statement of which this offering circular is a part, subject to the Company’s ability to extend the offering for an additional Thirty (30) days (the “Extension Period”), this offering will terminate. If we have received and accepted subscriptions for the minimum number of Offered Shares on or before the end of the one hundred fiftieth (150) day following qualification, or the end of the Extension Period, if exercised, then the Company will close on the minimum offering amount (the “Initial Closing”) and this offering will continue and terminate on (i) the date which is one hundred fifty (150) days after the Initial Closing or (ii) the date on which the maximum offering amount is sold.

If on the date of the Initial Closing the Company has sold less than the maximum Offered Shares, then the Company will hold one or more additional closings for additional sales (each, an “Additional Closing”), up to the maximum number of Offered Shares until such time as the offering is terminated. The Company will consider various factors in determining the timing of any Additional Closings, including amount of proceeds received at the Initial Closing, the level of additional valid subscriptions received after the Initial Closing, and the eligibility of additional investors under applicable laws. For the Initial Closing and each subsequent Additional Closing, proceeds for such closing will be kept by the Company in a separate bank account, as agent or trustee for the persons who have the beneficial interests therein, pursuant to Section 15e2-4. Upon each closing, the proceeds collected for such closing will be disbursed to the Company and the associated Offered Shares will be issued to the investors in such Offered Shares. If the offering does not close for any reason, the proceeds from the offering will be promptly returned to investors, without deductions and without interest. The agent for the separate bank account will retain 0.25% of funds reconciled and processed in such an account as partial compensation for serving as agent. Gainvest Legal Corporation, in partnership with Gainvest Holdings LLC and Gainvest Transfer Agency LLC, shall serve as the agent of the separate bank account; held at Silicon Valley Bank within the Gainvest investment platform. The minimum purchase requirement per investor is 3,300 Offered Shares ($9,900); however, the Company can waive the minimum purchase requirement on a case-by-case basis at its sole discretion.

	Number of Shares	Price to Public	Underwriting Discounts and Commissions (1)	Proceeds to issuer (2)
Per Share:	1	$ 3.00	0	$3.00
Total Minimum:	3,300	$9,900.00	0	$9,900.00
Total Maximum:	8,333,300	$24,999,900.00	0	$24,999,900.00

(1)	The Company does not intend to use commission sales agents or underwriters.
(2)	Does not include expenses of the offering, including, but not limited to, legal, accounting, printing, marketing, blue sky compliance, transfer agent, and escrow fees.
(3)	No security holders will participate in this Offering.

Our Common Stock is currently quoted on OTC Pink tier of the OTC Market Group, Inc., under the ticker symbol “CRDV.” As of November 15, 2021, the close price was $3.15 per common share for CRDV.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

The date of this Offering Circular is November 24, 2021

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Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Offered Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE “SECURITIES ACT'') OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. HOWEVER, THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

This Offering Circular is following the offering circular format described in Part II of Form 1-A.

NASAA Disclosures

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES MAY BE SUBJECT TO RESTRICTIONS ON TRANSFERRABILITY AND RESALE AND MAY NOT BE TRANSFERRED R RESOLD EXCEPT AS PERMITTED UNDER FEDERAL AND STATE SECURITIES LAWS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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OFFERING SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this Offering Circular in its entirety, including, but not limited to, the risk factors beginning on Page 6, all attachments to this Offering Circular, the Form 1-A filed with the Securities Exchange Commission, and our previous filings with the Securities Exchange Commission. References to “we,” “us,” “our,” or the “company” means Community Redevelopment, Inc.

Our Company

Community Redevelopment, Inc., an Oklahoma Corporation, (“Community Redevelopment or the “Company”) is a real estate property owner, manager and developer that plans to build value for its shareholders by bringing commerce anchored by strong tenants, market rate, and affordable housing to underserved areas that have significant demand for housing.

This Offering

Securities offered	Minimum of 3,300 shares of Common Stock priced at $3.00 per share Maximum of 8,333,300 shares of Common Stock priced at $3.00 per share

Common Stock outstanding before the offering	45,987,034 shares

Common Stock outstanding after the offering	Minimum of 45,990,334 shares of Common Stock (1) Maximum of 54,320,334 shares of Common Stock (2)

Use of proceeds	The net proceeds of this offering will be used primarily for further development and or redevelopment of real estate properties currently owned or acquired, and managed by Community Redevelopment, Inc. For details, see “Use of Proceeds” section beginning page 10.

Risk factors	Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular. For details, see “Risk Factors” section beginning page 6.

Method of Subscription	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, or ACH. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Trading Symbol	Our Common Stock is currently quoted on OTC Markets, Pink tier, under the ticker symbol “CRDV.”

Length of Offering	This Offering will be offered until either of the following: (1) one hundred fifty (150) days from the date of qualification of this Offering, to which is subject to the Company’s ability to extend the offering for an additional thirty (30) days; (2) the maximum number of Shares are sold; or (3) the Company, in its sole discretion, terminates this Offering.

(1)   Assumes the sale of 3,300 shares.

(2)   Assumes the sale of 8,333,300 shares, including the sale of shares by existing shareholders as more fully described herein.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

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RISK FACTORS

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this offering circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities”

Risks Related to our Business and Industry

We have a limited operating history and have not yet generated revenues.

Our limited operating history makes evaluating the business and future prospects difficult and may increase the risk of your investment. Community Redevelopment was formed in 2010 and to date there has been no revenues. We intend, in the long term, to derive revenues through participating in potential urban renewal opportunities in the area of community redevelopment.

Our independent registered public accountants have expressed substantial doubt about our ability to generate revenue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business, we may have to liquidate our business, and investors may lose their investments. Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our plan of operations described in this filing, obtain financing and eventually attain profitable operations. Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

Terms of subsequent financings may adversely impact your investment.

We may have to engage in common equity, debt, or preferred stock financing in the future. Your rights and the value of your investment in the Common Stock could be reduced. Interest on debt securities could increase costs and negatively impact operating results. Preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital. The terms of preferred stock could be more advantageous to those investors than to the holders of Common Stock. In addition, if we need to raise more equity capital from the sale of Common Stock, institutional or other investors may negotiate terms at least as, and possibly more, favorable than the terms of your investment. Shares of Common Stock that we sell could be sold into any market which develops, which could adversely affect the market price.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of our securities then outstanding. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may have an adverse impact on our financial condition.

We are dependent on our management to achieve our objectives, and our loss of, or inability to obtain, key personnel could delay or hinder implementation of our business and growth strategies, which could adversely affect the value of your investment.

Our success depends on the diligence, experience, skill, and our ability to retain our Board of Directors (the “Board”), officers, and senior management, especially Mr. Charles Arnold, our Chief Executive Officer. The loss of Mr. Arnold, any future director, or any other key person could harm our business, financial condition, cash flow, and results of operations. Any such event would likely result in a material adverse effect on your investment.

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Risks Related to Our Dependence on Third Parties

We rely and expect to continue to rely heavily on third parties to conduct many aspects of our development, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of ongoing projects. Our reliance on third parties will reduce our control over such activities but will not relieve us of our responsibilities. Likewise, our reliance on third parties whom we do not control does not relieve us of our responsibility to comply with regulatory requirements or standards. The third parties on whom we rely on may also have relationships with other entities, some of whom may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct themselves in accordance with the requirements of a regulatory agency or our stated protocols, we will not be able to obtain, or may be delayed in obtaining approvals for our projects, will not be able to, or may be delayed in our efforts to, successfully commercialize the project at hand.

Risks Related to the Investment in our Common Stock

The Company’s common stock currently trades on the OTC Markets, Pink tier, under the ticker symbol CRDV. More information can be obtained by visiting our profile page: https://www.otcmarkets.com/stock/CRDV/profile.

There can be no assurance of an active, liquid and orderly trading market for our common stock or that investors will be able to sell their shares of common stock. There is only a limited, liquid public trading market for our common stock. There can be no assurance that a liquid market for our common stock will continue. Market liquidity will depend on the perception of our business and any steps that our management might take to bring public awareness of our business to the investing public within the parameters of the federal securities laws. There is no assurance that any such awareness will be generated or sustained. Therefore, investors may not be able to liquidate their investment or liquidate it at a price paid by investors equal to or greater than their initial investment in our common stock. Moreover, holders of our common stock may not find purchasers for their shares should they to decide to sell the common stock held by them at any particular time, if ever. Our common stock should be purchased only by investors who have no immediate need for liquidity in their investment and who can hold our common stock, possibly for a prolonged period of time. The price of our common stock is volatile, and the value of your investment could decline. Additionally, we may never pay any dividends to our shareholders.

Our common stock is presently considered to be a "penny stock" and is subject to strict federal securities laws. There are many limitation(s) in which such shares may be publicly traded. Broker-dealer practices in connection with transactions in "penny stocks." are subject to high standards that you as a shareholder may not satisfy. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities. These requirements could also hamper our ability to raise funds in the primary market for our shares of common stock.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Offered Shares is fixed and will not vary based on the underlying value of our assets at any time. The Company’s Board of Directors will determine the offering price using its sole discretion immediately after Offering becomes Qualified. The fixed offering price for the Offered Shares has not been based on appraisals of any assets we own or may own, of our Company as a whole. Therefore, the fixed offering price established for our Offered Shares may not be supported by the current value of our Company or our assets at any particular time.

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The ability of a stockholder to recover all or any portion of such stockholder’s investment in the event of a dissolution or termination may be limited.

In the event of a dissolution or termination of the Company, the proceeds realized from the liquidation of the assets of the Company, or such subsidiaries will be distributed among the stockholders, but only after the satisfaction of the claims of third-party creditors of the Company. The ability of a stockholder to recover all or any portion of such stockholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom. There can be no assurance that the Company will recognize gains on such liquidation, nor is there any assurance that Common Stockholders will receive a distribution in such a case.

We are subject to Section 404 of the Sarbanes-Oxley Act of 2002.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting. These reporting and other obligations place significant demands on our management, administrative, operational, internal audit and accounting resources. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audit reports to stockholders causes our expenses to be higher than they would be if we remained a privately held company. The increased costs associated with operating as a public company may decrease our net income or increase our net loss and may cause us to reduce costs in other areas of our business or increase the prices of our product to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition, and results of operations.

Our disclosure controls and procedures and internal controls over financial reporting were determined not to be effective for the prior fiscal year ended December 31, 2020; and may not be effective in future periods. Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, our business and operating results could be adversely impacted, we could fail to meet our reporting obligations, and our business and stock price could be adversely affected.

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DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 40% of the total Shares of stock of the company. The Company anticipates that subsequent to this Offering the Company may require additional capital and such capital may take the form of common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you purchase Shares through this Offering, your ownership interest will be diluted immediately. To the extent of the difference between the offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering.

Our net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares of common Stock outstanding. As of September 30, 2021, the net tangible book value of the Company was $(339,652), which when divided by 26,212,034* the number of Shares of common stock issued and outstanding as of September 30, 2021, equates to a net tangible book value of approximately $(0.013) per share of common Stock on a pro forma basis. the pro forma net tangible book value, assuming full subscription in this offering, would be $0.723 per share of common Stock. Thus, if the Offering is fully subscribed, the net tangible book value per share of common stock owned by our current shareholders will have immediately increased by approximately $0.736 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted by $(2.277) per Share. these calculations only include the estimated costs of the offering $(22,000); if such expenses are exceeded, they will cause further dilution.

DILUTION TABLE

The price of the current maximum offering $3.00 per common share. This price is significantly higher than the price paid by our directors and officers for common equity since the company’s inception.

Dilution Table

Percentage of Funding	100%	75%	50%	25%
Offering Price	$3.00	$3.00	$3.00	$3.00
Shares after Offering	34,545,334	32,462,009	30,378,684	28,295,359
Amount of net new funding	$24,999,900	$18,749,925	$12,499,950	$6,249,975
Proceeds net of estimated offering costs	$24,977,900	$18,727,925	$12,477,950	$6,227,975
Book value before offering per share as of September 30, 2021	$(0.013)	$(0.013)	$(0.013)	$(0.013)
Book value after offering per share	$0.723	$0.577	$0.411	$0.220
Increase in book value per share	$0.736	$0.590	$0.424	$0.233
Dilution to investors	$2.277	$2.423	$2.589	$2.780
Dilution per share of common stock to new investors	75.9%	80.8%	86.3%	92.7%

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USE OF PROCEEDS

The following information is an estimate based on our current business plan. The Company may find it necessary or advisable to re-allocate portions of the net proceeds reserved from one category to another, and the Company will have broad discretion in doing so. Pending these uses, the Company intends to invest the net proceeds of this offering in short-term, interest-bearing securities.

The net proceeds of this offering will be used primarily to fund the effort for real estate development, acquisition advertising, marketing, legal, regulatory and working capital.

Assuming that the Company reached its maximum offering of 8,333,300 shares at $3.00 per share, net proceed will be $24,999,900.. The table below shows how the Company plans on utilizing the net proceeds.

Cost Category	Actual Cost Breakdown
General and Administration (G&A)[1]	$7,000,000
Legal	$700,000
Regulatory	$300,000
Marketing[2]	$1,999,900
Development Equity	$7,000,000
Acquisition Equity	$6,000,000
Property Management	$2,000,000

(1)	A portion of G & A will be used for officers’ salaries.
(2)	Our third-party marketing partners estimates to cost at about 10-15% of our target maximum offering at $24,999,900.

To the extent that the Company sells more than 8,333,300 shares, a portion of the additional net proceeds will be used for working capital.

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DESCRIPTION OF OUR BUSINESS

Corporate Background and General Overview

Community Redevelopment, Inc. was incorporated in the State of Oklahoma on August 16th, 2010, under the name Crosswind Renewable Energy Corporation (ticker symbol: CWNR). At the time of its creation, the Company had been engaged in marketing renewable energy, sales and marketing of turbines, lighting and solar energy sources. On July 6th, 2020, the company completed a merger with RCK Development LLC, a Florida company with deep roots in South Florida.

Community Redevelopment, Inc. is not an opportunity zone fund, or a real estate investment trust. Community Redevelopment, Inc. is a publicly-traded, community-oriented real estate redeveloper targeting economic growth and opportunity zones in secondary and tertiary value-added markets. The Company is primarily focused on opportunity zones in an effort to bring commerce and affordable housing to underserved areas. Community Redevelopment plans to provide numerous opportunities to improve low-income neighborhoods for residential, commercial, and industrial opportunities through government incentives, long term partnerships and agreements. Our mission is to rebuild depressed, underserved communities, improve the quality of life in those markets, and provide our potential investors with an opportunity to participate in this mission. The Company intends to be involved in several real estate projects such as, but not limited to, property management, commercial lease(s), management and or development of adult living facilities and student housing, and acquisition of real estate(s). The Company also intends to partner with other real estate developers, public and private sector, as well as local and state government agencies who are focused in developing communities.

The Company’s name was formally changed to Community Redevelopment Inc. (CRDV) on June 24th, 2020, as part of the overall transaction and to reflect the new mission of the company. The Company’s central outlook is “Mission Impact investment” and is primarily focused on federally designated opportunity zones in an effort to bring commerce and affordable housing to underserved areas. Our Company has a mission of supporting economic mobility of residents in underserved communities. Economic mobility is a measure of how much a person’s income changes over time. In a county or neighborhood with high mobility, people more often move up or down more rungs of the economic ladder than in counties or neighborhoods with low mobility. We believe that everyone should be able to attain the American Dream which is moving up the economic ladder. Raj Chetty, a Harvard researcher, using IRS data for over 40 million children and parents, measured mobility and the overall results of the study demonstrated that the United States ranks particularly low compared to other developed countries in upward economic mobility.

There are many reasons for the lack of economic mobility in the United States, but for the most part it falls into three major categories: human, social and financial capital. Community Redevelopment is motivated to help residents of the communities we serve with economic mobility, by focusing on uplifting existing neighborhoods while not gentrifying them, providing safe and affordable housing in areas of opportunity and positioning residents for homeownership. We accomplish this by developing high-quality residential and neighborhood serving retail while creating jobs and opportunities for entrepreneurs.

Community Redevelopment can help impact economic mobility by focusing on partnerships between the public and private sector to generate both business interest and business activity in low-income neighborhoods that have gone unnoticed by the development community at large, while repairing and amending relationships in these underserved communities. Our Company intends to work with other real estate developers, as well as local and state government agencies to implement the community’s vision for our projects. We are confident in our ability to deliver community centric projects because we have built a team that understands the challenges facing underserved communities from living and working in them. Our diverse team is our strength. Towards this goal, on September 17th, 2021, the Company executed a Merger Agreement with Red Hills Capital Advisors, LLC, by which the Company has now acquired a portfolio of membership interests in six commercial, retail, multifamily and mixed-use properties, in revitalized areas in the Washington, DC Metro area. All the properties are both partially occupied and under continued development. Red Hills Capital Advisors LLC is headed by Garfield Antonio, our President, Director and Board Member as disclosed in our 8-K of July 12th, 2021.

 Our Company is graciously endowed with an expert management team that has extensive experience in acquiring, developing, constructing, and managing high-quality multifamily, and retail properties in attractive markets throughout the Mid-Atlantic and Southeastern United States. The Company is focused on all aspects of the real estate development cycle including land development, design build, property operations, and site redevelopment. In addition to the ownership of our operating property portfolio, Community Redevelopment plans to develop and build desirable properties for its own account and through joint ventures with affiliated and unaffiliated partners. Community Redevelopment, Inc. is focused on community development in urban and suburban markets and our mission is to integrate our proprietary business model by providing sustainable, long-term value to investors as we strive to provide opportunities to improve neighborhoods with residential, commercial, and industrial development projects while designing architecturally pleasing, clean, energy efficient communities and commercial structures.

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DESCRIPTION OF PROPERTY

During the COVID-19 pandemic, the Company’s management team has been working remotely and utilizing office space and equipment as needed from its Executives. Upon the completion of this Offering, the Company’s Management team will rent office space to attract top quality real estate professionals. Currently, the Miami Metropolitan area is the Company’s top choice for office space. Other satellite offices will be acquired in the future as the Company expands.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. This discussion and analysis contain forward-looking statements reflecting our management’s current expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of events may differ materially from those described in or implied by these forward-looking statements due to a number of factors, including those discussed below and elsewhere in this offering circular, particularly on page 6 entitled “Risk Factors”.

FORWARD-LOOKING STATEMENTS

Certain statements made in this report may constitute “forward-looking statements on our current expectations and projections about future events”. These forward-looking statements involve known or unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties. Although we believe that the expectations reflected-in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this report, and we assume no obligation to update these forward-looking statements whether as a result of new information, future events, or otherwise, other than as required by law. In light of these assumptions, risks, and uncertainties, the forward-looking events discussed in this report might not occur and actual results and events may vary significantly from those discussed in the forward-looking statements.

Business Overview

Community Redevelopment Inc. was incorporated in the State of Oklahoma on August 16, 2010, under the name of “Crosswind Renewable Energy Corp.” On June 24, 2020, the Company’s corporate name was changed to “Community Redevelopment Inc.” Community Redevelopment Inc. amended, and restated articles of incorporation were filed with the Oklahoma Secretary of State to, among other things, change the Company’s name and to create a class of preferred stock. Our principal business is focused on developing real estate in multicultural, ethnically diverse urban communities.

Plan of Operations

Our company is a multi-tiered real estate company with a management team that has extensive experience in acquiring, developing, constructing, and managing high-quality multifamily and retail properties in attractive markets throughout the Mid-Atlantic and Southeastern United States. The Company is focused on all aspects of the real estate development cycle including land development, design build, property operations, and site redevelopment. In addition to the ownership of our operating property portfolio, Community Redevelopment plans to develop and build desirable properties for its own account and through joint ventures with affiliated and unaffiliated partners.

Community Redevelopment, Inc. is focused on community development in urban and suburban markets and our mission is to integrate our proprietary business model by providing sustainable, long-term value to investors as we strive to provide opportunities to improve neighborhoods with residential, commercial, and industrial development projects while designing architecturally pleasing, clean, energy efficient communities and commercial structures.

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Properties

Community Redevelopment owns membership interests in six properties in the Washington DC metropolitan region, which are comprised of retail, multifamily and mixed-use development projects. Our acquisition strategy is based on acquiring quality, well positioned real estate in markets with robust growth and demographics, anchored by strong tenants. The Washington D.C. metropolitan area remains strong as a result of increased government spending. These properties are located in a market that is thriving and generating robust job growth with significant demand for housing.

We anticipate acquiring several properties and expanding into other markets. Community Redevelopment Inc. is currently seeking additional opportunities in the Mid Atlantic, Southeast, and Gulf Coast states markets. Community Redevelopment's acquisition strategy is based on acquiring quality, well positioned real estate in markets with robust growth and demographics, anchored by strong tenants. Our aim is to approach acquisition and development thoughtfully by developing and constructing high-quality, well-located projects at cost, for its stabilized portfolio or to sell with full market value added for a profit. The Company also plans to partner with other developers to build or acquire fractional or membership interests in economically viable projects. Community Redevelopment’s business model creates a tremendous advantage in the marketplace, while providing long-term value. Our ability to acquire and develop single and multi-family rental properties that can either be held by us, or sold to regional and national companies, further strengthens our market standing. We believe our strategy of working with federal, state, and local governments, as well as community leaders and other developers in our principal geographic areas and our targeted areas for expansion will provide us with a diverse product portfolio and an opportunity to increase our overall market share and value.

In-House Real Estate Brokerage Services

Community Redevelopment has announced plans to open a full service, in-house real estate brokerage in the Miami Metropolitan Area with a commercial & residential division. The newly formed brokerage will specialize in residential sales and provide commercial real estate services to maximize value for clients. The mission of Community Redevelopment’s brokerage will be to ensure that the entire process of acquiring, selling, and leasing real estate is positive for all parties involved: Buyers, Sellers, and Realtors. Community Redevelopment plans to provide both commercial and residential real estate brokerage services with targeted expertise in the acquisition and disposition of multifamily, mixed-use, retail, land, and office assets as well as for-sale residential (single-family homes, townhomes and condominiums). Our experienced Realtors will have the professional support of our organization to benefit all types of real estate transactions in Southeast Florida and beyond.

Our Brand

Community Redevelopment’s brand is based not only on real estate, but on our people as well. This includes everyone from our backers to our employees, partners, and the people who will live, work, and play in the communities we build. We believe our business model creates a tremendous advantage in the marketplace, while providing long-term value to our supporters and backers. Our ability to acquire and develop single and multi-family rental properties that can either be held by us, or sold to regional and national companies, further strengthens our product offering as well as hedging our liabilities by being able to dispose of quality designed real estate for cash.

We also believe our strategy of working with federal, state, and local governments, as well as community leaders and other developers in our two principal geographic areas will provide us with a diverse product portfolio and an opportunity to increase our overall market share.

Our company has a central focus on (and experience in) partnerships between the public and private sector that involve collaboration between a various local, state, and Federal government agencies and private-sector companies that can be used to finance, build, and operate projects, such as public transportation networks, parks, and convention centers. Financing a project through a public-private partnership can allow a project to be completed sooner or even make it a possibility that could not come to fruition in the private market alone.

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Public-private partnerships typically have contract periods of 25 to 30 years or longer. Financing comes partly from the private sector but requires payments from the public sector and/or users over the project's lifetime. The private partner participates in designing, completing, implementing, and funding the project, while the public partner focuses on defining and monitoring compliance within a given range of objectives. Risks are distributed between the public and private partners according to the ability of each to assess, control, and work within these guidelines.

Community Redevelopment affords potential investors a significant opportunity to participate in the process of identifying and redeveloping entire communities and regional areas, via a publicly traded company. This is a social value, for which there are no finite numbers, yet absolutely central to our core values.

Potential Venture Analysis:

•	Identify early opportunities in the emerging markets with untapped potential for rental growth and property appreciation.
•	Leverage clearly defined acquisition criteria and operating platform to acquire properties where value can be created. Strong Partnerships with lenders and financial sponsors as well as relationships with developers, property owners, brokers and other real estate professionals to provide access to proprietary deal flow.
•	We embrace long standing partnerships with renovation and repositioning professionals with local market knowledge and expertise to complete the high-quality, high-amenity property renovations that command higher rents. As well as relationships with third-party property management companies to improve tenant profile.
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through joint ventures or similar arrangements, sales of securities, or from other sources.

Development

Our experienced Development team offers a number of client-driven commercial real estate services. Our Development team is experienced in developing mixed-use town centers, apartment and condominium buildings, Class A and B office space, neighborhood retail centers, and many other projects. The principals of our organization have exemplified performance across the broad spectrum of real estate products and development services in the past. We believe their continued passion will fuel Community Redevelopment’s growth into new and developing projects.

Our development team is well versed in construction and contracting, which helps Community Redevelopment navigate the complexities of our development projects. By providing tight control over both costs and schedules, our team helps us reduce development risk and ensure on-time deliveries, while adding value to every phase of the project. Our Development team also provides essential pre-construction services such as conceptual estimating, value engineering, constructability review, scheduling, subcontractor prequalification and input, procurement of long lead-time items, site evaluation/utilization analysis, permitting and building systems analysis.

Capital Markets

Our Capital Markets team boasts over 100 combined years of experience in investment sales, advisory, financing and investment banking. Team members provide access to global capital, as well as financing expertise, renowned property insight and integrated research. Drawing on more than 100 combined years of contacts in the investment industry, our Capital Markets team has carefully built relationships worldwide with retail brokerage firms, investment bankers, analysts, fund managers, and independent investors. These relationships have resulted in the introduction of more than $1 billion in funding.

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Asset Management

Our Asset Management team will strive to improve the performance and overall quality of our portfolio through an efficient balance of budgeting, stringent financial management, operating expense analysis, real estate tax and insurance reviews, capital improvements, energy management programs, lease analysis, tenant and vendor relations, and market awareness.

Our team of professionals takes a proactive and strategic approach to portfolio management, continually working to increase the profitability of the properties under their stewardship and ensuring that overall portfolio performance exceeds expectations.

Plans for Growth

Community Redevelopment, Inc. will analyze potential ventures based on the following factors:

1.	Potential for growth indicated by local need and assigned local, state, or Federal funding towards urban renewal in that given locale.

2.	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole.

3.	The strength and diversity of the current management

4.	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through joint ventures or similar arrangements, sales of securities, or from other sources.

5.	The extent to which the business opportunity can be advanced.

Going Concern

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing new projects for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

●	(i) filing of timely Exchange Act reports, and

●	(ii) investigating, analyzing and consummating a viable project.

The Company believes it will be able to meet these costs through use of funds to be loaned by or invested in by its stockholders, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of June 30th, the Company secured a $500,000.00 convertible debt investment and have currently drawn down on $250,000.00 with approximately $75,000 still in the bank.

The Company has used the proceeds from the note to cover its immediate required expenses. The note is attached hereto as Exhibit 10.1. Except as disclosed herein, we currently have no other agreements or specific arrangements in place with any loan holder.

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The company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay any liabilities arising from normal business operations when they come due. Its ability to continue as a going concern is also dependent on its ability to find a suitable project and partners for said project, however there is no assurance of additional funding being available.

The Company, as of June 30, 2021, had $92,156.72 in cash and has not earned any revenues from operations to date. In the next 12 months, we expect to incur expenses equal to approximately $75,000.00 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a new project vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a new project, the location of the project, the size and complexity of the urban locale, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a viable new project. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently focusing its efforts on two to three viable urban renewal development projects and expects to close during the late part of the first quarter or early second quarter of 2021.

While most urban redevelopment projects are a local organization or government, municipal, and city-level projects that the Company’s management believes that the public company will provide a greater opportunity to access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to further our urban renewal projects. There is no assurance that the Company will in fact have access to additional capital or financing as a public company.

Our management anticipates that it will likely be able to effect two to four new projects within the upcoming year, due primarily to our limited financing. This lack of clarity in our immediate future should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against potential gains from another with any degree of foreknowledge at this point.

The Company anticipates that the selection of a new project will be complex and extremely risky. While the Company is in a competitive market with a small number of urban renewal opportunities through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a new project with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures, and the like through the issuance of stock. Potentially available new projects may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such urban renewal opportunities extremely difficult and complex.

We have not established a specific timeline, nor have we created a specific plan to identify an acquisition target and consummate a new project. We expect that our management and the Company, through its various contacts and affiliations with other entities, will locate a new project target. We expect that funds in the amount of approximately $75,000 will be required for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required to complete a new project. Such funds can only be estimated upon identifying a new project target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring them to provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a new project transaction.

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On September 20th, 2021, the Company finalized a Merger Agreement with Red Hills Capital Advisors, LLC, by which the Company has now acquired a portfolio of membership interests in six commercial, retail, multifamily and mixed-use properties, in the Washington, DC Metro area. All the properties are both partially occupied and under continued development. Red Hills Capital Advisors LLC is headed by Garfield Antonio, our President, Director and Board Member as disclosed in our 8-K of July 12th, 2021. This acquisition aligns strongly with our investment criteria that consists of quality, well positioned real estate in markets with robust growth and demographics, anchored by strong tenants. The Washington D.C. metropolitan area remains strong as a result of increased government spending. The addition of these properties not only forms the foundation of Community Redevelopment Inc., holdings, but they are also located in a market that is thriving and generating robust job growth and has significant demand for housing.

We anticipate acquiring several properties and expand in other markets. Community Redevelopment Inc. is currently operating in the regions or looking for additional opportunities in the Mid Atlantic, Southeast, and Gulf Coast states markets.

On March 11, 2020, the World Health Organization officially declared the outbreak of the novel coronavirus COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases has resulted in a widespread health crisis that has significantly adversely affected businesses of all types, economies and financial markets worldwide. The business of any potential target project with which we consummate a new project could be materially and adversely affected. Furthermore, we may be unable to complete a new project if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the project’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a new project will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period, our ability to consummate a new project, or the operations of a target project with which we ultimately consummate a new project, may be materially adversely affected.

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DIRECTORS, INDEPENDENT DIRECTORS AND EXECUTIVE OFFICERS

The Following table sets forth information concerning the Company’s directors, independent directors and executive officers.

Name	Age	Position
Ronald A. Silver	78	Chairman of Board of Directors, Audit Committee

Charles Arnold	70	Chief Executive Officer

Garfield Antonio	53	President, Executive Officer

Stalin A. Cruz	48	Chief Financial Officer, Executive Officer

Kevin Humes	62	Veterans and Tribal Affairs, Officer

Randy Avon	79	Independent Director, Audit Committee

Joseph Gibbons	73	Independent Director, Audit Committee

Directors, Executive Officers, and Significant Employees Compensation

Mr. Avon and Mr. Gibbons will each be compensated $1,500.00 quarterly for their services as independent Directors and audit committee members equating to a total of $6,000.00 per year. In addition, they will receive 25,000 shares at of the of each of service during their two-year term nomination.

Ronald A. Silver, Age 78, Chairman of Board of Directors, Audit Committee

Ronald Silver is an attorney and Consultant with an extensive track record in the government-private development arena. Mr. Silver studied at the University of Miami, obtaining his BA in finance in 1965, and his Juris Doctor in 1968. Mr. Silver was formerly a Senator in the Florida House of Representatives from 1978 to 1992. He served in major positions, including Majority Whip (1984-1986) and Majority Leader (1986-1988). He also chaired various committees, including the Select Committee on Juvenile Justice, Criminal Justice, Ethics and Elections, as well as the Subcommittee of Appropriations on General Government. Senator Silver was elected to the Florida Senate in 1992 and subsequently re-elected, serving as the Majority (Democratic) leader for the 1994 session. During his last term in the Senate, he was designated by both the House and Senate as the Dean of the Legislature recognizing his standing as the longest serving member.

His career as a lawmaker has yielded a vast and extensive knowledge of public policy issues and the legislative process, allowing him to be an advocate and servant for his diverse community. Throughout his tenure in the Senate, Mr. Silver has been known to tackle tough issues, transcend partisanship and build strong coalitions. As Senator, he served on a variety of committees, and was chairman of both the Appropriations Subcommittee on Health and Human Services and Criminal Justice. His career in the Senate has earned praise from his colleagues, in both the legislature and other branches of government throughout the nation.

In 1993, Mr. Silver was elected Chairman of the Southern Legislative Conference (17 Southern States) of the Council of State Governments. Most recently, a new prescription drug plan for Medicare-eligible senior citizens in the State of Florida has been named the “Silver Saver” in his honor.

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Since his retirement from the Senate in 2002, Mr. Silver also functions as President of his own consulting firm (Ron Silver & Associates) and maintains his law practice in Miami Beach, Florida. In addition, Mr. Silver served as the first chairman of the Florida Biofuels Association and is currently the immediate past chairman and a Member of the Board Directors of that organization. He is also Chair of the Dade County Legislative Delegation and Member of the Dade and Broward County Legislative delegations.

Charles Arnold, Age 70, Chief Executive Officer

Mr. Arnold assumed the role of CEO and was elected to the Board of Crosswind Renewable Energy Corp. on July 6, 2020. After overseeing the completion of the acquisition of the assets and liabilities of RCK Development LLC in a merger agreement, he will lead the Company as it provides commerce and affordable housing to underserved areas. As CEO, Mr. Arnold is focused on building partnerships between the public and private sector to improve low-income neighborhoods for residential, commercial, and industrial opportunities through government incentives and agreements.

Mr. Arnold has enjoyed tremendous success as an entrepreneur and has served as a consultant and advisor to public and private companies since 1992. His primary role has been to assist clients in making informed decisions on appropriate corporate structures, corporate governance, company strategy, disclosure, as well as guiding management on the selection of their professional team of bankers, lawyers, accountants, and key internal executives. Mr. Arnold has been responsible for financing, capitalizing, and structuring start-up companies from the inception stages to the public market, while providing management teams with a comprehensive set of strategies to increase the probability of successful execution and to set the stage for long-term shareholder returns. He looks forward to utilizing his vast amount of business experience to rebuild depressed communities, and to improve the quality of life in those communities, while providing investors with an opportunity to participate.

Mr. Arnold has traveled extensively to speak at both domestic and international investment conferences. After retiring from the lecture circuit to focus on his consulting and advisory practice, he remains in demand as a lecturer at seminars on entrepreneurship, business economics, and business development. Mr. Arnold has appeared in the Wall Street Journal and been quoted in Bloomberg, Reuters, and other financial publications. He also was a board member of the “Total Return Fund” and the “Income Plus Fund”. He was the President of Sound Money Investors and is currently the CEO of Stemtech Corporation.

Garfield Antonio, Age 53, President, Director

Garfield Antonio, born in 1968, is the co-founder of The Velocity Companies, a leading Real Estate Development Company headquartered in Washington DC. Additionally, Mr. Antonio is a minority owner of the Gastonia Honey Hunters, an Atlantic League Minor League Baseball team. Mr. Antonio has more than 30 years of experience in banking, financing, and real estate development where he specializes in apartments and commercial real estate development that requires an understanding of Municipal Financing, Tax Incentive Financings (TIFs), Tax Exempt Bonds, Private Placement Bond Financing, Planned Community Developments, and pioneering emerging markets.

He has consulted on, and been responsible for, the acquisition, and development of large- and small-scale projects across the United States, primarily concentrating his activity in the Washington DC region. Prior to forming Velocity, Mr. Antonio worked as a senior executive for Riggs Bank NA and held other executive positions at both Mercantile Potomac Bank, and Silicon Valley Bank. Mr. Antonio served as the chief financial officer and senior development manager for the Saint Paul Community Development Corporation.

As a leading non-profit organization, this group developed affordable workforce housing, market rate condominiums, and commercial properties. The organization provided much-needed housing to some of the most underserved neighborhoods in Prince George’s County Maryland and the District of Columbia. Mr. Antonio has a Bachelor of Science degree in Marketing and Business Administration from Delaware State University.

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Stalin A. Cruz, Age 48, Chief Financial Officer, Executive Officer

Stalin A. Cruz is an experienced and successful financial services executive with over 27 years of experience in capital markets. He has extensive knowledge of domestic and international markets. Mr. Cruz currently serves as the Managing Partner and CEO of Cruz Capital Management, LP. He is also a member of the capital markets team at a New York based full-service investment banking and brokerage firm. Mr. Cruz has held several principal positions through his Wall Street career.

His commitments have included working with institutional and private investors in; private placements, IPOs, secondary offerings, fixed-income trading, and equity trading.

Mr. Cruz began his Wall Street career in 1994 as a registered representative. He has held various positions including registered sales trader, market maker, investment banker, MSRB Principal, managing director of trading, senior Vice President of advisory services.

Mr. Cruz is well versed in SEC rules and regulations as well as Generally Accepted Accounting Principles (GAAP) established by the Financial Accounting Standards Boards (FASB). He has a wealth of experience with publicly traded and privately held companies. In previous ventures, Mr. Cruz has streamlined business operations resulting in growth, increased efficiency, and elevated bottom-line profits. Along with his vast knowledge Mr. Cruz holds FINRA Series 4,7,24,53,55,63 and SIE licenses.

Kevin Humes, Age 62, Veterans and Tribal Affairs, Officer

Mr. Humes is a retired, disabled veteran who is the managing partner of USA International Holdings Co, U.S.A. AIA International Corp. During his 18 years of decorated service in the U.S. Army and prior to his medical discharge, Kevin was responsible for in-service recruitment, retention, education, and service member training for a company unit size of 300 personnel. Additional duties included assisting service members in preparation for departure from military service by utilizing all resources available to ensure a smooth transition.

In 2000, Mr. Humes founded and became President and CEO of the American Veterans Alliance (AVA), a veteran’s service organization. He also became President of the American Alliance for Disabled Veterans, a 501c-3 nonprofit organization. Both organizations were founded to support veterans by assisting with providing education, employment, access to quality health care, and guidance in business and entrepreneurship.

Kevin’s legislative endeavors to support and empower veterans throughout the past 20 years have put the American Veterans Alliance and the American Alliance for Disabled Veterans front and center, advocating directly to the Secretary of Veteran Affairs, the Joint Chiefs of Staff, the Department of Defense, and the Department of Labor, along with many of America’s largest veteran organizations

Randy Avon, 79, Independent Director, Audit Committee

Randy Avon currently serves as the CEO of the Asian Pacific Development Corp., a multi-national business development and investment company where he has overseen more than $22 billion in global infrastructure projects in 17 separate countries. Mr. Avon is also well known for his social activism, having served in the Florida Legislature, former President & CEO of four World Trade Centers, Chair of OAS and has been a US delegate to the past four Summits of the Americas, recipient of the Global Leaders Award and recipient of the US State Department’s McKeithan Award for Outstanding International Achievements in the Private Sector, as well as being named one of South Florida’s “100 most power international leaders'' by CEO magazine. Mr. Avon holds a BS in Business Administration from University of Florida, 1962.

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Joseph Gibbons, Age 73, Independent Director, Audit Committee

Joe Gibbons was born in New York City. He received his early education in the New York City public school system and received a bachelor’s degree in Sociology from Calvin College in Grand Rapids Michigan. He also received a master’s degree in Public Administration from John Jay College of Criminal Justice of the City University of New York. He has been a resident of Florida since 1994.

Mr. Gibbons began his career at IBM in sales management and marketing positions, where he was awarded the IBM 100% Club Presidency Award for highest sales and business achievement nationwide. After 8 years, he left IBM to form his own business in retail and distribution of computer hardware and software in Michigan. He was President and General Manager of a computer manufacturing and distribution company headquartered in Toronto, Canada with national responsibility. He also worked with Ackerman LLP, a leading U.S. law firm, as a Public Policy Advisor.

Mr. Gibbons is also known for his strong commitment to social issues, being elected City Commissioner of Hallandale Beach, the Broward County Planning Council, as well as to the Florida House of Representatives; where he was Chair of the Legislative Black Caucus, as well Chair of the National Black Caucus Committee on Energy, Transportation, and Environment. Mr. Gibbons was elected to the Florida House of Representatives in 2006. His service focused on Business & Professional Regulations, Budget Economic Affairs, Energy and Utilities, Financial Services and Health Innovation. Mr. Gibbons was elected Chair of the Florida Legislative Black Caucus and the Minority Leader Pro Tempore. He also served as Chair of the National Black Caucus of State Legislators Energy, Transportation, and Environment Committee helping pass major legislation in both the Midwest and Southeastern Regions of the United States. Prior to his election to the Florida House, he served one term as a City Commissioner in Hallandale Beach and the Broward County Planning Council.

Mr. Gibbons established and is currently President of Gibbons Consulting Group. The company represents both large and small businesses with competences in Governmental lobbying and issue advocacy. A few of the private companies that have been engaged are Phillips Lighting (smart pole technology), Ultimate Software, ANF Construction Development, CLEAR, Edison Electric, Duke Energy, WEC Energy Group, and the Corradino Group. Advocacy issues represented include affordable housing, faith-based policy initiatives, deregulation, financial services, energy, municipal, state-run and federal appropriations.

Mr. Gibbons is nationally recognized for his achievements, being appointed to the White House Conference on Small Business, and having made front cover of Nation’s Business Magazine, as well as being named the Small Business Administration “Minority Businessperson of the Year” for the Midwest Region as well as the “Entrepreneur of the Year” by Chivas Regal.

Mr. Gibbons is currently a Member of the Henderson Behavioral Health Centers Board of Directors, the Audit and Finance Committee and the Board of the Primary Care Clinics for the Palm Beach County Hospital District and the Aventura Marketing Councils Chairman’s Round Table. He is Past President and the Current Member of the Hallandale Rotary Club. In 2005, he was named Rotarian of the Year.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

None.

Promoters and Certain Control Persons

None.

Director Independence

The Company is committed to complying with all applicable laws, rules, and regulations related to the independence of its Directors. The Company has adopted in its Bylaws, to be compliant with the Independence Standard set out by either the Nasdaq National Market (“NASDAQ”) or the New York Stock Exchange (“NYSE”) if the common share of the Company is listed on either of this national exchange. Provided that the Company’s Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

SECURITIES BEING OFFERED

Common Stock

We are authorized to issue 8,333,300 shares of Common Stock, par value of $3.00 per share. As of November 15, 2021, 45,987,034 shares of the Company’s Common Stock are issued and outstanding before the offering.

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide a preemptive or conversion right and there is no redemption or sinking fund provisions or rights. Our Common Stockholders are not entitled to cumulative voting for election of the Company’s board of directors.

Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters. Shareholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.

The holders of shares of our Common Stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our Board has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future.

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PLAN OF DISTRIBUTION

The Company is not selling the shares through commissioned sales agents or underwriters. The Company will use its existing website, www.comredev.com to inform and re-direct individuals interested in investing and obtaining information including the Offering Circular to the Company’s Offering Page thru the gainvest.co platform. The Offering Circular will be accessible via download to prospective investors 24 hours per day, 7 days per week.

Gainvest.co will be the exclusive means by which prospective investors may subscribe in this offering. Upon qualification by the SEC, potential investors will be able to go on gainvest.co and a button will appear that simply states “Invest” in Community Redevelopment, Inc.

Once the “Invest” button is clicked, potential investors will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Potential investors will then begin a user-friendly process of establishing their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing the subscription agreements. An electronic confirmation will be emailed after a transaction is completed.

If the minimum contingency for this offering is not satisfied or the offering is otherwise terminated, investor funds will be promptly refunded in accordance with Securities Exchange Act Rule 10b-9.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, check, or ACH. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

SELLING SECURITY HOLDERS

The Company was not made aware that any of its existing shareholders shall sell their securities in reliance with this Offering. However, in accordance with Securities Act Rule 215(a)(3), the aggregate number of shares sold by existing shareholders will not exceed 30% of the total shares sold in the offering.

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FINANCIAL INFORMATION

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COMMUNITY REDEVELOPMENT INC.

BALANCE SHEET

	For the Period ended	For the Period ended
	September 30, 2021	December 31, 2020
	Unaudited	Audited
ASSETS
CURRENT ASSETS
Cash in Bank	$225,405	$8,518
TOTAL CURRENT ASSETS	225,405	8,518

TOTAL ASSETS	$225,405	$8,518

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$3,001	$–
Accrued Expenses Payable	6,500	3,305
Notes Payable	555,556	38,041
Loan from Shareholders	–	745,180
TOTAL LIABILITIES	565,057	786,526

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value, 5,000,000 shares authorized, 0 and 0 shares issued and outstanding at September 30th, 2021 and Dec 31, 2020 respectively	–	–

Common stock: $0.001 par value, 500,000,000 shares authorized, 26,212,034 and 1,250,488 shares issued and outstanding at September 30th, 2021 and Dec 31, 2020 respectively	26,212	1,250

Shares to be Cancelled	(1,250)	–

Shares Committed to be issued	–	1,000

Additional Paid in Capital	5,338,016	123,798
Accumulated deficit	(5,702,630)	(904,056)
TOTAL EQUITY (DEFICIT)	(339,652)	(778,008)
TOTAL LIABILITIES AND EQUITY	$225,405	$8,518

See accompanying notes to consolidated financial statements.

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COMMUNITY REDEVELOPMENT INC.

STATEMENT OF OPERATIONS

(Unaudited)

	For Three Months period Ended September 30,		For Nine Months period Ended September 30,
	2021	2020	2021	2020

REVENUE	$–	$–	$–	$–

OPERATING EXPENSE
General and Administrative Expenses	150,780	15,027	306,824	27,353
Stock issued for reorganization	–	–	4,491,750	–

OPERATING LOSS	(150,780)	(15,027)	(4,798,574)	(27,353)

NET LOSS FOR PERIOD	$(150,780)	$(15,027)	$(4,798,574)	$(27,353)

Net (loss) per share attributable to common stockholders, basic and diluted	$(0.01)	$(0.01)	$(0.24)	$(0.02)

Weighted average shares outstanding, basic and diluted	20,375,119	1,250,488	20,375,119	1,250,488

See accompanying notes to consolidated financial statements.

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COMMUNITY REDEVELOPMENT INC.

Consolidated Statements of Stockholders' Equity (Deficit)

	Common Stock
	Number of Shares	Amount	Additional paid in capital	Shares Committed	Shares to be Cancelled	Accumulated Deficit	Total
Balance December 31, 2019	125,048,768	$125,048	–	–	$–	$(857,902)	$(732,854)

Shares Committed to be issued	–	–	–	1,000	–	–	1,000

Net Loss	–	–	–	–	–	(46,154)	(46,154)

Balance December 31, 2020	125,048,768	$125,048	–	$1,000	–	$(904,056)	$(778,008)

Shares Issued for Services	2,246,249,800	2,246,250	2,246,500	(1,000)	–	–	4,491,750

Shares Issued for Debt	124,951,100	124,951	620,229	–	–	–	745,180

Reverse Split (100:1) adjustment	(2,471,287,171)	(2,471,287)	2,471,287	–	–	–	–

Shares to be Cancelled	1,249,537	1,250	–	–	(1,250)	–	–

Net Loss	–	–	–	–	–	(4,798,574)	(4,798,574)

Balance September 30, 2021	26,212,034	$26,212	$5,338,016	$–	$(1,250)	$(5,702,630)	$(339,652)

See accompanying notes to consolidated financial statements.

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COMMUNITY REDEVELOPMENT INC.

Consolidated Statements of Cash Flows

(Unaudited)

	For the nine months Period Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(4,798,574)	$(27,353)
Shares issued for reorganization	4,491,750	–
Increase in Accrued Expenses	3,195	–
Increase in Accounts payable	3,001	–
Net cash provided by (used) in operating activities	(300,628)	(27,353)

CASH FLOWS FROM INVESTING ACTIVITIES:	–	–

Net cash provided by (used) in Investing activities	–	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase/(Decrease) in Shareholder's loan	(38,041)	27,853
Proceeds from Loan	555,556	–
Net cash provided by financing activities	517,515	27,853

Net increase (decrease) in cash and cash equivalents	216,887	500
Cash and cash equivalents at beginning of period	8,518	–
Cash and cash equivalents at end of period	$225,405	$500
Supplemental disclosure of cash flow information
Cash paid for interest	$–	$–
Cash paid for tax	$–	$–
Supplemental disclosure of non cash financing activities
Shares issued to settle notes payable	$745,180	$–
Shares issued for reorganization	$4,491,750	$–

See accompanying notes to consolidated financial statements.

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COMMUNITY REDEVELOPMENT INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1–NATURE OF BUSINESS, PRESENTATION AND GOING CONCERN

Organization

Community Redevelopment Inc. was incorporated in the State of Oklahoma on August 16th, 2010. At the time of its creation, the Company had been engaged in marketing renewable energy, sales and marketing of turbines, lighting and solar energy sources. On July 6th, 2020, the company completed a transaction whereby the core business of the Company is now that of the new merged business. Community Redevelopment, Inc. operates as a community oriented real estate redeveloper targeting economic growth and opportunity zones in secondary and tertiary value-added markets. Our name was formally changed to Community Redevelopment Inc. on June 24th, 2020, as part of the overall transaction. The Company is primarily focused on lower income communities to bring commerce and affordable housing to underserved areas.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year following the anniversary of the initial reporting.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial statement presentation and in accordance with Form 10-Q. Accordingly, they do not include all of the information and footnotes required in annual financial statements. In the opinion of management, the unaudited financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position and results of operations and cash flows. The results of operations presented are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

These unaudited financial statements should be read in conjunction with our December 31, 2020, annual financial statements included in our Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on April 14, 2021.

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Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

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Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold is recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold is derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable, accrued expenses - related party and loan payable – related party. The carrying amount of our prepaid accounts payable, accrued expenses- related parties and loan payable – related party approximates their fair values because of the short-term maturities of these instruments.

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Basic Income (Loss) Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations.

Note 2 - GOING CONCERN

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. While the Company has incurred a net loss of $4,798,574 for the nine months ended September 30, 2021, it has incurred cumulative losses since inception of $5,702,630. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its abilities to generate revenues, to continue to raise investment capital, and develop and implement its business plan. No assurance can be given that the Company will be successful in these efforts.

Note 3 – AUTHORIZED SHARES

On August 3rd, 2021, Finra gave final approval for the Company’s 100:1 reverse stock split, as noted in our 8K filed that day.

Authorized Shares

The Company is authorized to issue up to 500,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder to one vote per share on all matters submitted to a stockholder vote. All shares of common stock are non-assessable and non-cumulative, with no pre-emptive rights.

Additionally, The Company Authorizes and hereby creates 5,000,000 (Five Million) shares of preferred stock, with conversion rights of 1:1 (one to one), but with 30:1 voting rights.

On September 20th, 2021, the Company entered into a Merger Agreement with Red Hills Capital Advisors, LLC, by which the Company has acquired a portfolio of membership interests in six commercial retail, multifamily and mixed-use properties, in the Washington, DC Metro area upon the completion of audit. All the properties are both partially occupied and under continued development. The Consideration for this transaction on the part of the Company was the issuance of 17,750,000 common shares and 1 million Preferred shares with 1:1 conversion, and 30:1 voting ratio was issued on October 15th, 2021. The company is in the process of getting the two years audit of Red Hills Capital Advisors, LLC. Mr. Garfield Antonio, Manager of Red Hills Capital Advisors LLC is already President, Director and full Board Member as disclosed in our 8-K filed July 12th, 2021.

As part of the corporate restructuring in specific preparation for this merger, on September 15th, 2021, the Company Reduced its Authorized shares from 3 Billion to Five Hundred Million, and created the above-referenced Preferred Class with 1:1 conversion and 30:1 voting rights.

During the nine months ending September 30, 2021, 22,462,498 shares of common stock were issued for reorganization of the Company, the fair value of this was $4,491,750.

NOTE 4 – COMMITMENTS & CONTINGENT LIABILITIES

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

32

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its consolidated financial statements.

NOTE 5 – RELATED PARTIES

Related Parties

The Company follows subtopic 850-10 of the FASB ASC for the identification of related parties and disclosure of related party transactions. Pursuant to Section 850-10-20 related parties include:

a. affiliates of the Company;

b. entities for which investments in their equity securities would be required, absent the election of the FV option under the FV Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity;

c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management;

d. principal owners of the Company;

e. management of the Company;

f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and

g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of financial statements is not required in those statements.

33

The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

The Company has borrowed from its current CEO an amount of $38,041 as disclosed in our 10-K of December 31, 2020. Said amount is interest free, convertible at the holder’s option and is due on December 31, 2021, the same was repaid on April 15, 2021. The Company also has a liability, accounts payable of $251 payable to current CEO as on September 30, 2021.

NOTE 6 – SUBSEQUENT EVENTS

On September 20th, 2021, the Company entered into a Merger Agreement with Red Hills Capital Advisors, LLC, by which the Company has acquired a portfolio of membership interests in six commercial retail, multifamily and mixed-use properties, in the Washington, DC Metro area upon the completion of audit. All the properties are both partially occupied and under continued development. The Consideration for this transaction on the part of the Company was the issuance of 17,750,000 common shares and 1 million Preferred shares with 1:1 conversion, and 30:1 voting ratio. On October 15th, 2021, the Company issued these shares.

On October 22nd, 2021, 1,000,000 shares were issued to our CEO Charles Arnold as consideration for his past two years working for the company without salary.

Also on October 22nd, 2021, 1,000,000 shares were issued to Randy Avon as consideration for his acceptance as our Independent Director.

34

FINANCIAL INFORMATION

Report of the Independent Registered Public Accounting Firm
Balance Sheet as of December 31, 2020 (Audited) and December 31, 2019 (Audited)
Statement of Operations for the twelve months ended December 31, 2020, and 2019 (Audited)
Statement of Changes in Stockholders’ Deficit for the twelve months ended December 31, 2020 (Audited) and for the years ended December 31, 2019 (Audited)
Statement of Cash Flows for the twelve months ended December 31, 2020, and 2019 (Audited)
Notes to Financial Statements for the twelve months ended December 31, 2020 (Audited)

35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To	The Board of Directors and Shareholders
Community Redevelopment Inc
20295 NE 29th Place #200
Aventura, Florida 33180

Opinion on the financial statements

We audited the accompanying balance sheets of Community Redevelopment Inc (“the Company”) as of December 31, 2020 and the related statements of operations, stockholders’ equity, and cash flows for year then ended and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits. we are required to obtain an understanding of internal control over financial reporting not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The Company’s financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of the liabilities in the normal course of business. The Company has an accumulated deficit of $904,056 and had a negative cash flow from operations amounting to $41,849 for the year ended December 31, 2020. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Critical Audit Matters

Critical audit matters arising from the current period of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit below, providing separate opinions on the critical audit matters or the accounts or disclosures to which they relate.

Related party transactions.

As discussed in Note 4 to the financial statement, the Company has borrowed from principal stockholder and officer an amount of $745,180 and $38,041as of the date of December 31, 2020.

The procedure performed to address the matter included: obtaining the confirmation from related party, testing the billing during the year and examining stock settlement by Board resolution for the outstanding amount to stockholder in the subsequent period and Promissory note to the officer.

We have served as the Company’s auditor since 2020.

/S/ M.S. Madhava Rao

M. S. Madhava Rao, Chartered Accountant

Bangalore, India

April 14, 2021

36

Community Redevelopment Inc

(Formerly known as Crosswind Renewable Energy Corporation)

Consolidated Balance Sheet

Audited

	For the Fiscal Year Ended
	December 31 ,
	2020	2019
Assets
Current Assets
Cash at Bank	$8,518	$0

Total Current Assets	8,518	0

Total Assets	$8,518	$0

Liabilities and Stockholders' Equity
Current Liabilities
Accrued Expenses payable	$3,305	$0
Notes Payable	38,041	0
Loan from Shareholders	745,180	732,854
Total Liabilities	786,526	732,854

Stockholders’ Equity
Common stock: $0.001 par value, 150,000,000 shares authorized, 125,048,768 shares issued and outstanding at December 31, 2020 and December 31, 2019	125,048	125,048
Shares committed to be issued	1,000
Accumulated deficit	(904,056)	(857,902)
Total Equity (Deficit)	(778,008)	(732,854)
Total Liabilities and Equity	$8,518	$0

See Accompanying Notes to Consolidated Financial Statements.

37

Community Redevelopment Inc

(Formerly known as Crosswind Renewable Energy Corporation)

Consolidated Statements Of Operations

Audited

	For the Fiscal Year Ended
	December 31 ,
	2020	2019

Revenue	$–	$–

Operating Expense
General and Administrative Expenses	46,154	40,762

Operating Loss	(46,154)	(40,762)

Net Loss for Period	$(46,154)	$(40,762)

Net (loss) per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding, basic and diluted	125,048,768	125,048,768

See Accompanying Notes to Consolidated Financial Statements.

38

Community Redevelopment Inc

(Formerly known as Crosswind Renewable Energy Corporation)

Consolidated Statements of Stockholders Equity (Deficit)

Audited

	Common Stock
	Number of Shares	Amount	Shares Committed	Accumulated Deficit	Total

Balance January 1, 2019	125,504,876	$125,048	$0	$(817,140)	$(692,092)

Net Income/(Loss)				(40,762)	(40,762)

Balance December 31, 2019	125,504,876	$125,048	$0	$(857,902)	$(732,854)

Shares Committed to be issued			1,000		1,000

Net Income / Loss				(46,154)	(46,154)

Balance December 31, 2020	125,504,876	$125,048	$1,000	$(904,056)	$(778,008)

See Accompanying Notes to Consolidated Financial Statements.

39

Community Redevelopment Inc.

(Formerly known as Crosswind Renewable Energy Corporation)

Consolidated Statements of Cash Flows

Audited

	For the Fiscal Year Ended
	December 31 ,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(46,154)	$(40,762)
Shares committed to issue	1,000
Increase in accrued Expenses	3,305
Net cash provided by (used) in operating activities	(41,849)	(40,762)

CASH FLOWS FROM INVESTING ACTIVITIES:	0	0
Net cash provided by (used) in Investing activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in Shareholder loan	12,326	40,762
Increase in Notes Payable - Related Parties	38,041	0
Net cash provided by financing activities	50,367	40,762

Net increase (decrease) in cash and cash equivalents	8,518	0
Cash and cash equivalents at beginning of period	0	0
Cash and cash equivalents at end of period	$8,518	$0

See Accompanying Notes to Consolidated Financial Statements.

40

Community Redevelopment Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 – NATURE OF BUSINESS, PRESENTATION AND GOING CONCERN

Organization

Community Redevelopment Inc. was incorporated in the State of Oklahoma on December 16th, 2010. At the time of its creation, the Company had been engaged in marketing renewable energy, sales and marketing of turbines, lighting and solar energy sources. On July 6th, 2020, the company completed a transaction whereby the core business of the Company is now that of the new merged business. Community Redevelopment, Inc. operates as a community oriented real estate redeveloper targeting economic growth and opportunity zones in secondary and tertiary value-added markets. Our name was formally changed to Community Redevelopment Inc. on June 24th, 2020 as part of the overall transaction The Company is primarily focused on lower income communities in an effort to bring commerce and affordable housing to underserved areas.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year following the anniversary of the initial reporting.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

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Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the dates of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to, revenue recognition, the allowance for bad debt, useful life of fixed assets, income taxes and unrecognized tax benefits, valuation allowance for deferred tax assets, and assumptions used in assessing impairment of long-lived assets. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Revenue Recognition

In May 2014 the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes all existing revenue recognition requirements, including most industry specific guidance. This new standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that the company expects to receive for those goods or services. The FASB subsequently issued the following amendments to ASU No. 2014-09 that have the same effective date and transition date: ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations; ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. The Company adopted these amendments with ASU 2014-09 (collectively, the new revenue standards).

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to performance obligations

Step 5: Recognize revenue when the entity satisfies a performance obligation

Service revenues are recognized as the services are performed in proportion to the transfer of control to the customer and real estate revenues are recognized at the time of sale when consideration has been exchanged and title has been conveyed to the buyer. At this time, we have not identified specific planned revenue streams.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company believes that, as of December 31, 2020 and 2019, there were no impairment loss of its long-lived assets.

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Income Taxes

The Company accounts for income taxes using the asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax law. For deferred tax assets, management evaluates the probability of realizing the future benefits of such assets. The Company establishes valuation allowances for its deferred tax assets when evidence suggests it is unlikely that the assets will be fully realized.

The Company recognizes the tax effects of an uncertain tax position only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date and then only in an amount more likely than not to be sustained upon review by the tax authorities. Income tax positions that previously failed to meet the more likely than not threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more likely than not threshold are derecognized in the first subsequent financial reporting period in which that threshold is no longer met. The Company classifies potential accrued interest and penalties related to unrecognized tax benefits within the accompanying consolidated statements of operations and comprehensive income (loss) as income tax expense.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, other receivable, note receivable, other current assets, accounts payable, and accrued expenses, if applicable, approximate their fair values based on the short-term maturity of these instruments. The carrying amounts of debt were also estimated to approximate fair value.

The Company utilizes the methods of fair value (“FV”) measurement as described in ASC 820 to value its financial assets and liabilities. As defined in ASC 820, FV is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In order to increase consistency and comparability in FV measurements, ASC 820 establishes a FV hierarchy that prioritizes observable and unobservable inputs used to measure FV into three broad levels, which are described below:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 – Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 – Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

Our financial instruments consist of our accounts payable, accrued expenses - related party and loan payable – related party. The carrying amount of our prepaid accounts payable, accrued expenses- related parties and loan payable – related party approximates their fair values because of the short-term maturities of these instruments

Basic Income (Loss) Per Share

Under the provisions of ASC 260, “Earnings per Share,” basic loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that would then share in the income of the Company, subject to anti-dilution limitations. Potential common shares.

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The table below presents the computation of basic and diluted earnings per share for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Numerator:
Net loss	$(46,154)	$(40,762)
Denominator:
Weighted average common shares outstanding—basic	125,048,768	125,048,768
Dilutive common stock equivalents	–	–
Weighted average common shares outstanding—diluted	125,048,768	125,048,768
Net loss per share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB ASC to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.

In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates it is probable a material loss was incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

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New Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including those interim periods within those fiscal years. We did not expect the adoption of this guidance have a material impact on its consolidated financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $46,154 for the year ended December 31, 2020, negative working capital as of December 31, 2020, and accumulated deficit of $904,056. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to generate additional revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – NOTE PAYABLE, RELATED PARTY

The principal stockholder and the immediate past CEO have advanced funds to the Company from time to time. As of December 31, 2020, and December 31, 2019, the liability to the stockholders is $745,180 and $732,854 respectively.

As of December 31, 2020, there was a Note payable to related parties is $ 38,041.

NOTE 5 – STOCKHOLDERS’ EQUITY (DEFICIT)

Capital Stock

The Company has 150,000,000 shares of authorized, common stock, out of which 125,048,768 shares issued and outstanding as on December 31, 2020. The Company has amended its Certificate of Incorporation to issue an aggregate of 3,000,000,000 shares of capital stock, of which 2,495,499,668 issued and outstanding. There is no Preferred Stock having been created nor issued. On February 11th, 2021, the company increased their Authorized share count to 3 Billion shares to accommodate for the issuance of the Acquisition shares in post-split amounts.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Company’s board of directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

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Preferred Stock

To date, no Preferred Stock has been Authorized nor issued.

Warrants

No warrants were issued or outstanding for the year ending December 31, 2020.

Stock Options

We currently have no stock option plan.

No stock options were issued or outstanding during years ended December 31, 2019 and 2018 respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “COVID-19 outbreak”), and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The Company’s suppliers may decrease production levels based on factory closures and reduced operating hours in those facilities. Likewise, the Company is dependent on its workforce to deliver its products. Developments such as social distancing and shelter-in-place directives may impact the Company’s ability to deploy its workforce effectively. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on the Company’s financial condition, liquidity, and future results of operations.

Management is actively monitoring the impact of the global situation on its financial condition, liquidity, operations, suppliers, industry, and workforce. The Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak at this time. If the pandemic continues, it may have a material effect on the Company’s results of future operations, financial position, and liquidity in the next 12 months.

On March 27, 2020, the “Coronavirus Aid, Relief, and Economic Security (CARES) Act.” was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. It also appropriated funds for the SBA Paycheck Protection Program loans that are forgivable in certain situations to promote continued employment, as well as Economic Injury Disaster Loans to provide liquidity to small businesses harmed by COVID-19.

The Company continues to examine the impact that the CARES Act may have on our business. Currently, management is unable to determine the total impact that the CARES Act will have on our financial condition, results of operations, or liquidity.

NOTE 7. SUBSEQUENT EVENTS

On February 11th, 2021 the company increased their Authorized share count to 3 Billion shares to accommodate for the issuance of the post-split amounts.

During the first quarter of 2021, the Company issued 2,250,000,000 common shares to acquire the assets and liabilities of RCK Development LLC (“RCK”) in a merger agreement. Additionally, the Company issued 125,000,000 common shares to settle 100% of the outstanding debt of the prior Director. The Company then effected a reverse 100:1 stock split.

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EXHIBIT INDEX

Exhibit No.	Description
2.01	Amended Certificate of Incorporation
2.02	Amended and Restated Bylaws
2.03	Corporate Governance & Audit Committee
4.1	Form of Subscription Agreement
6.1	Form of Senior Secured Convertible Promissory Note
11	Consent of Independent Registered Public Accounting Firm
12	Opinion
99.1	Board of Directors Resolution
99.2	Shareholders Percentage Report

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aventura, Florida, on November 24, 2021.

Community Redevelopment Inc.

By:	/s/ Charles Arnold
Charles Arnold, Dir., CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated below:

SIGNATURE	TITLE	DATE

/s/ Charles Arnold	Director, Chief Executive Officer	November 24, 2021
Charles Arnold	(Principal executive officer

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